UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 24, 2006 (October 18, 2006)
PAR PHARMACEUTICAL COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	File Number 1-10827 (Commission File Number)	22-3122182 (I.R.S. Employer Identification No.)

300 Tice Boulevard, Woodcliff Lake, New Jersey (Address of principal executive offices)	07677 (Zip Code)
Registrant’s telephone number, including area code: (201) 802-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer.
Mr. Shankar Hariharan, Executive Vice President and Chief Scientific Officer, and Mr. Michael Graves, President, Generic Products Division, will be leaving the Company as of November 15, 2006. The Company expects to enter into separation agreements with Mr. Hariharan and Mr. Graves before their respective departures.
Item 8.01 Other Events.
As previously disclosed on the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 6, 2006 and October 6, 2006 (the “Prior Current Reports”), the trustee for the Company’s 2.875% Senior Subordinated Convertible Notes due 2010 (the “Notes”) delivered purported notices of default and acceleration to the Company asserting that, as a result of the Company’s failure to include financial statements and related Management’s Discussion and Analysis in its Quarterly Report on Form 10-Q for the second quarter of 2006, the Company is in default under the indenture related to the Notes (the “Indenture”) and demanding immediate payment of all of the principal and accrued interest on the Notes. On October 19, 2006, the trustee filed a lawsuit on behalf of the holders of the Notes in Supreme Court of the State of New York, County of New York, alleging a breach of the Indenture and an alleged breach of an alleged covenant of good faith and fair dealing. The lawsuit demands, among other things, that the Company pay the holders of the Notes either the principal, any accrued and unpaid interest and Additional Interest (as such term is defined in the Indenture), if any, of the Notes or the difference between the fair market value of the Notes on October 2, 2006 and par, whichever the trustee elects, or in the alternative, damages to be determined at trial, alleged to exceed $30 million.
For the reasons disclosed in the Prior Current Reports, the Company believes that the purported notices of default and acceleration are invalid and without merit and that the related claims asserted in the lawsuit are equally invalid and without merit. The Company intends to defend against the above lawsuit vigorously.

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. To the extent that any statements made in this Current Report on Form 8-K contain information that is not historical, such statements are essentially forward-looking and are subject to certain risks and uncertainties, including the extent and impact of the accounting and restatement issues discussed in the Company’s Current Reports on Form 8-K filed with the SEC on July 6, 2006, July 24, 2006, August 28, 2006, September 6, 2006, October 2, 2006 and October 6, 2006, as well the risks and uncertainties discussed from time to time in other of the Company’s filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company can make no assurance as to (a) the exact time periods for or amounts by which the Company will need to restate its financial information, (b) when the Company will be able to complete the restatement and file restated financial statements with the SEC or (c) the potential effects of the restatement, including potential effects on the Company’s business and stock price and the effects of any (i) delays in filing such restated financial statements, (ii) investigations, informal or otherwise, conducted by the SEC or other entities or (iii) lawsuits filed against the Company in connection therewith, including with respect to the purported event of default as to the Notes. Any forward-looking statements included in this Current Report on Form 8-K are made as of the date hereof only, based on information available to the Company as of the date hereof, and, subject to any applicable law to the contrary, the Company assumes no obligation to update any forward-looking statements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated as of: October 24, 2006

PAR PHARMACEUTICAL COMPANIES, INC. (Registrant)
/s/ Thomas Haughey
Name:	Thomas Haughey
Title:	Executive Vice President and General Counsel